EXHIBIT 21.1

NEWELL BRANDS INC. AND SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

September 16, 2016

NAME	STATE OR JURISDICTION OF ORGANIZATION
Alltrista Plastics LLC (1)	Indiana
American Household, Inc.	Delaware
Australian Coleman, Inc.	Kansas
Berol Corporation	Delaware
Bicycle Holding, Inc.	Delaware
BOC Plastics, Inc.	North Carolina
Bridge-Gate Alliance Group, Inc.	California
Bridge-Gate Holdings, LLC	Delaware
BRK Brands, Inc.	Delaware
Calphalon Corporation	Ohio
CC Outlet, Inc. (2)	Delaware
Coleman International Holdings, LLC	Delaware
Coleman Worldwide Corporation	Delaware
Eco-Products, Inc.	Colorado
Elmer’s Investments LLC	Delaware
Elmer’s Products, Inc.	Delaware
Envirocooler, LLC	Delaware
EXPO Inc.	Delaware
First Alert, Inc.	Delaware
General Distribution Import Company, LLC	Maryland
Goody Products, Inc.	Delaware
Graco Children’s Products, Inc.	Delaware
Hearthmark, LLC (3)	Delaware
Holmes Motor Corporation	Delaware
Ignite USA, LLC	Illinois
Irwin Industrial Tool Company	Delaware
Jarden Acquisition I, LLC	Delaware
Jarden Corporation	Delaware
Jarden Receivables, LLC	Delaware
Jarden Zinc Products, LLC	Indiana
JBC Direct, LLC	Delaware
Jostens, Inc.	Minnesota
K-2 Corporation (4)	Indiana
Kansas Acquisition Corp.	Delaware
L.A. Services, Inc.	Delaware
Laser Acquisition Corp.	Delaware
Lehigh Consumer Products LLC (5)	Delaware
Lifoam Holdings, LLC	Delaware
Lifoam Industries, LLC	Delaware
Lifoam Packaging Solutions, LLC	Delaware
Loew-Cornell, LLC	Delaware
MAPA USA LLC	Delaware
Marker Volkl USA, Inc. (6)	New Hampshire
Marmot Mountain, LLC (7)	Delaware
Memory Book Acquisition LLC	Delaware
Miken Sports, LLC	Delaware
Neff Holding Company	Delaware
Neff Motivation, Inc.	Ohio
Newell Brands Inc.	Delaware
Newell Brands Sourcing Corp.	Delaware
Newell Finance Company	Delaware

NAME	STATE OR JURISDICTION OF ORGANIZATION
Newell Investments Inc.	Delaware
Newell Luxembourg Finance L.L.C.	Illinois
Newell Operating Company	Delaware
Newell Rubbermaid Development LLC	Delaware
Newell Rubbermaid Distribution LLC	Delaware
Newell Rubbermaid Europe LLC	Delaware
Newell Rubbermaid US Finance Co.	Delaware
Newell Sales & Marketing Group, Inc.	Delaware
Nippon Coleman, Inc.	Kansas
NRI Insurance Company	Vermont
NUK USA LLC	Delaware
Outdoor Sports Gear. Inc.	Delaware
Outdoor Technologies Corporation	Iowa
Package Enhancing Technologies, LLC	New York
Parpak, Inc.	Pennsylvania
Penn Fishing Tackle Mfg. Co.	Texas
Precision Packaging Products, Inc.	New York
Pure Fishing, Inc. (8)	Iowa
QMC Buyer Corp.	Delaware
Quickie Holdings, Inc.	Delaware
Quickie Manufacturing Corporation	New Jersey
Quoin, LLC	Delaware
Rawlings Sporting Goods Company, Inc. (9)	Delaware
Rexair Holdings, Inc.	Delaware
Rexair LLC	Delaware
Rock Creek Athletics, Inc.	Iowa
Rubbermaid Commercial Products LLC	Delaware
Rubbermaid Europe Holding Inc.	Delaware
Rubbermaid Incorporated	Ohio
Rubbermaid Services Corp.	Delaware
Rubfinco Inc.	Delaware
Sanford, L.P.	Illinois
Sea Striker, LLC	Delaware
Shakespeare Company, LLC (10)	Delaware
Shakespeare Conductive Fibers, LLC	Delaware
SI II, Inc.	Florida
Sitca Corporation	Washington
Sunbeam Americas Holdings, LLC	Delaware
Sunbeam Products, Inc. (11)	Delaware
The Coleman Company, Inc. (12)	Delaware
The Lehigh Press LLC	Delaware
The United States Playing Card Company	Delaware
The Yankee Candle Company, Inc.	Massachusetts
USPC Holding, Inc.	Delaware
Visant Corporation	Delaware
Visant Holding Corp.	Delaware
Visant Secondary Holdings Corp.	Delaware
Waddington Group, Inc.	Delaware
Waddington North America, Inc. (13)	Massachusetts
WNA American Plastic Industries, Inc. (14)	Delaware
WNA Comet West, Inc. (15)	California
WNA Cups Illustrated, Inc. (16)	Texas
WNA Holdings, Inc.	Delaware
WNA Hopple Plastics, Inc.	Delaware
WNA, Inc.	Delaware
Yankee Candle Investments LLC	Delaware
A&J Plastics Limited	United Kingdom
Abu AB	Sweden

NAME	STATE OR JURISDICTION OF ORGANIZATION
Abu Garcia AB	Sweden
Abu Garcia Pty. Ltd.	Australia
Allegre Puériculture S.A.S.	France
Alltrista Limited	Canada
American Tool Companies Holding B.V.	Netherlands
Appliance and Homewares International Pty Ltd	Australia
Application des Gaz S.A.S.	France
Aprica Children’s Products G.K.	Japan
Bafiges S.A.S.	France
Bernardin Ltd. (3)	Canada
BRK Brands Europe Limited	United Kingdom
BRKFA Management Limited	Canada
Calzaturificio Dal Bello S.r.l.	Italy
Camping Gaz (Deutschland) GmbH	Germany
Camping Gaz (Suisse) SA	Switzerland
Camping Gaz CS S.R.O.	Czech Republic
Camping Gaz Italia S.r.l.	Italy
Canadian Playing Card Company, Limited	Canada
Cavoma LP	Cayman Island
Cavoma Ltd.	Cayman Island
Chiltern Thermoforming Limited	United Kingdom
Coleman (Deutschland) GmbH	Germany
Coleman Benelux B.V.	Netherlands
Coleman Brands Pty Limited	Australia
Coleman EMEA GmbH	Germany
Coleman Hong Kong Limited	Hong Kong
Coleman Japan Co., Ltd.	Japan
Coleman Korea Co., Ltd.	Korea
Coleman UK Limited	United Kingdom
Deltaform Limited	United Kingdom
Desarrollo Industrial Fitec, S. de R.L. de C.V.	Mexico
Detector Technology Limited	Hong Kong
Dongguan HuiXun Electrical Products Co., Ltd.	China
Dongguan Raider Motor Co., Ltd.	China
DYMO Holdings BVBA	Belgium
Electrónica BRK de Mexico, S.A. de C.V.	Mexico
Emozione S.p.A.	Italy
Esteem Industries Limited	Hong Kong
Eureka CaterWare B.V.	Netherlands
Facel SAS	France
First Alert (Canada) Inc.	Canada
Grifone OOD	Bulgaria
Guangzhou Jarden Technical Center	China
Hardy & Greys Limited	United Kingdom
Hardy Advanced Composites Limited	United Kingdom
Holfeld Plastics Company	Ireland
Holmes Products (Europe) Limited	United Kingdom
Holmes Products (Far East) Limited	Bahamas
International Playing Card Company Limited	Canada
Irwin Industrial Tool Ferramentas do Brasil Ltda.	Brazil
Jarden Acquisition ETVE, S.L.	Spain
Jarden Consumer Solutions (Asia) Limited	Hong Kong

NAME	STATE OR JURISDICTION OF ORGANIZATION
Jarden Consumer Solutions (Europe) Limited	United Kingdom
Jarden Consumer Solutions Japan LLC	Japan
Jarden Consumer Solutions of India Private Limited	India
Jarden Consumer Solutions Trading (Shanghai) Ltd.	China
Jarden del Peru, S.A.C.	Peru
Jarden Lux Finco S.à r.l.	Luxembourg
Jarden Lux Holdings S.à r.l.	Luxembourg
Jarden Lux II S.à r.l.	Luxembourg
Jarden Plastic Solutions Limited	United Kingdom
Jarden Rus LLC	Russia
Jarden South Africa Proprietary Limited	South Africa
Jarden Switzerland GmbH	Switzerland
JCS Brasil Eletrodomésticos S.A.	Brazil
Jostens Canada Ltd.	Canada
K2 (Hong Kong), Limited	Hong Kong
K2 (Switzerland) GmbH	Switzerland
K2 Corporation of Canada (17)	Canada
K2 Deutschland Holding GmbH	Germany
K2 Japan Corporation	Japan
K2 Sports Europe GmbH	Germany
Kai Tai Sports Products Manufacturing (Wei Hai) Co., Ltd.	China
La Sapienza OOD	Bulgaria
Lillo do Brasil Indústria e Comércio de Produtos Infantis Ltda.	Brazil
Madshus A.S.	Norway
Mao Ming Passion Sports Company Limited	China
Mapa Babycare (Taiwan) Company Limited	Taiwan
Mapa Babycare Company Limited	Hong Kong
Mapa Gloves SDN BHD	Malaysia
Mapa GmbH	Germany
Mapa S.A.S.	France
Mapa Spontex CE s.r.o.	Czech Republic
Mapa Spontex Iberica SAU	Spain
Mapa Spontex Italia S.p.A.	Italy
Mapa Spontex Polska sp. z o.o.	Poland
Mapa Spontex Trading (Shanghai) Company Limited	China
Mapa Spontex Trading SDN BHD	Malaysia
Mapa Spontex UK Limited	United Kingdom
Mapa Spontex, S.A. de C.V.	Mexico
Mapa Virulana S.A.I.C.	Argentina
Marker CZ s.r.o.	Czech Republic
Marker Dalbello Völkl Austria GmbH	Austria
Marker Dalbello Völklski Sports GmbH	Germany
MARKER Deutschland GmbH	Germany
Marker Völkl (International) GmbH	Switzerland
Marker Völkl (International) Sales GmbH	Germany
Marker Volkl France S.A.S.	France
Marker Volkl Japan Co. Ltd.	Japan
Marker Volkl S.r.l.	Italy
Marmot Mountain Canada Ltd.	Canada
Marmot Mountain Europe GmbH	Germany

NAME	STATE OR JURISDICTION OF ORGANIZATION
Marmot Mountain UK Limited	United Kingdom
Millefiori S.r.l.	Italy
Mucambo SA	Brazil
Naipes Heraclio Fournier, S.A.	Spain
Newell (Cayman) Ltd.	Cayman Islands
Newell Australia Pty Limited	Australia
Newell Brands APAC Treasury Limited	Hong Kong
Newell Europe Sàrl	Switzerland
Newell Holdings Limited	United Kingdom
Newell Industries Canada Inc.	Canada
Newell International Finance Co Limited Partnership	United Kingdom
Newell Investments France SAS	France
Newell Luxembourg Finance S.à r.l.	Luxembourg
Newell Rubbermaid (M) Sdn. Bhd.	Malaysia
Newell Rubbermaid (Thailand) Co., Ltd.	Thailand
Newell Rubbermaid Argentina S.A.	Argentina
Newell Rubbermaid Asia Pacific Limited	Hong Kong
Newell Rubbermaid Asia Services	China
Newell Rubbermaid Brasil Ferramentas e Equipamentos Ltda.	Brazil
Newell Rubbermaid Caymans Holding Co.	Cayman Islands
Newell Rubbermaid de Mexico S. de R.L. de C.V.	Mexico
Newell Rubbermaid German Holding GmbH	Germany
Newell Rubbermaid Japan Ltd.	Japan
Newell Rubbermaid Products (Shenzhen) Co., Ltd.	China
Newell Rubbermaid UK Holdings Limited	United Kingdom
Newell Rubbermaid UK Limited	United Kingdom
Newell Rubbermaid UK Services Limited	United Kingdom
Nimex Saltillo S.A. de C.V.	Mexico
NR Capital Co.	Canada
NR Finance Co.	Canada
NWL Cayman Finance Co.	Cayman Islands
NWL Denmark Services Aps	Denmark
NWL European Finance S.à r.l.	Luxembourg
NWL France SAS	France
NWL France Services SAS	France
NWL Luxembourg Holding S.à r.l.	Luxembourg
NWL Netherlands B.V.	Netherlands
NWL Valence Services SAS	France
Oster de Argentina S.A.	Argentina
Oster de Chile Comercializadora Limitada	Chile
Oster de Colombia Ltda.	Colombia
Oster de Venezuela, S.A.	Venezuela
Oster del Peru S.A.C.	Peru
Oster Electrodomesticos Iberica, S.L.	Spain
Oster GmbH	Germany
Oster of Canada ULC	Canada
OTG-Cani Denmark A/S	Denmark
Outdoor Technologies (Canada) Inc. (18)	Canada
Outdoor Technologies Group Sweden AB	Sweden
Par-Pak Europe Limited	United Kingdom
Polar Plastic Ltd.	Canada

NAME	STATE OR JURISDICTION OF ORGANIZATION
Polarpak Inc.	Canada
Polyhedron Holdings Limited	United Kingdom
Pulse Home Products (Holdings) Limited	United Kingdom
Pulse Home Products (Hong Kong) Limited	Hong Kong
Pure Fishing (Guangzhou) Trading Co., Ltd.	China
Pure Fishing (Hong Kong) Co. Limited	Hong Kong
Pure Fishing (NZ) Limited	New Zealand
Pure Fishing (Thailand) Co., Ltd.	Thailand
Pure Fishing (UK) Ltd.	United Kingdom
Pure Fishing Asia Co., Ltd.	Taiwan
Pure Fishing Deutschland GmbH	Germany
Pure Fishing Europe S.A.S.	France
Pure Fishing Finland Oy	Finland
Pure Fishing Japan Co., Ltd.	Japan
Pure Fishing Korea Co., Ltd.	Korea
Pure Fishing Malaysia Sdn. Bhd.	Malaysia
Pure Fishing Netherlands B.V.	Netherlands
Pure Fishing Norway A/S	Norway
Quickie De Mexico, S. de R.L. de C.V.	Mexico
Raider Motor Corporation	Bahamas
Rawlings de Costa Rica, S.A.	Costa Rica
Rawlings Japan LLC	Japan
Rawlings Sporting Goods Canada Inc.	Canada
Rexair Bulgaria EOOD	Bulgaria
Rival de Mexico, S.A. de C.V.	Mexico
Sanford Brands Venezuela, L.L.C.	Venezuela
Sanford Colombia S.A.	Colombia
Sanford Rotring (GB) Limited	United Kingdom
Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.	Mexico
Shakespeare (Hong Kong) Limited	Hong Kong
Shakespeare Europe B.V.	Netherlands
Shakespeare International Limited	United Kingdom
Shakespeare Monofilament UK Limited	United Kingdom
Shanghai Spontex Trading Company Limited	China
Shenzhen CICAM Manufacturing Co. Limited	China
Sobral Invicta da Amazônia Indústria de Plásticos Ltda.	Brazil
Sobral Invicta S.A.	Brazil
Söke Handels GmbH	Austria
Söke Hungaria Kft	Hungary
Spontex S.A.S.	France
Sunbeam ANZ Holdings Pty Ltd	Australia
Sunbeam Corporation (Canada) Limited (19)	Canada
Sunbeam Corporation Pty Ltd	Australia
Sunbeam del Peru, S.A.	Peru
Sunbeam Holdings, S.A. de C.V.	Mexico
Sunbeam International (Asia) Limited	Hong Kong
Sunbeam Mexicana, S.A. de C.V.	Mexico
Sunbeam NZ Corporation Limited	New Zealand
Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico
Sunbeam-Oster de Matamoros, S.A. de C.V.	Mexico
SunCan Holding Limited	Canada
Swift Pack B.V.	Netherlands
The United States Playing Card (Macau) Company Limited	Macau
The Wallingford Insurance Company Limited	Bermuda

NAME	STATE OR JURISDICTION OF ORGANIZATION
USPC Mexico, S.A. de C.V.	Mexico
Vine Mill Limited	United Kingdom
Virumetal SA	Uruguay
viskovita GmbH	Germany
Viva (Consumer Products) Limited	United Kingdom
Völkl GmbH	Germany
Völkl Sports GmbH & Co. KG	Germany
Waddington Europe Limited	United Kingdom
Yankee Candle Canada Inc.	Canada
Yankee Candle Company (Europe) Limited	United Kingdom
Yankee Candle Deutschland GmbH	Germany
Yankee Candle Italy S.R.L.	Italy
Yankee Candle s.r.o.	Czech Republic

(1)	(DBA) Jarden Plastic Solutions
(2)	(Assumed Name) Coleman Factory Outlet
(3)	(DBA/Business Name) Jarden Home Brands
(4)	(Assumed Names) 5150, Adio Footwear, Atlas Snow-Shoe Company, Line Traveling Circus, K2 Sports, Morrow, Planet Earth Clothing, Ride Snowboard Company, Tubbs Snowshoes and Zoot Sports
(5)	(DBAs) Leslie-Locke and The Lehigh Group
(6)	(DBA) Volkl Snowboards and Marker Dalbello Volkl
(7)	(DBAs) ExOfficio, Ex Officio, Marker and Marker Ltd.
(8)	(Assumed Names) Fenwick Golf, Fisherman’s Factory Outlet and Outdoor Technologies Group
(9)	(DBAs) The Licensed Products Company, Jarden Sports Licensing, Jarden Team Sports, J. deBeer & Son and Uniform Select
(10)	(Assumed Name) Jarden Applied Materials
(11)	(DBA) Jarden Consumer Solutions, Beehive Products
(12)	(DBA) AeroBed Products
(13)	(DBA) WNA Chelmsford
(14)	(DBA) WNA Chattanooga
(15)	(DBA) WNA City of Industry
(16)	(DBA) WNA Lancaster and Waddington North America
(17)	(Business Names) Atlas Snowshoes, K2-Skates, K2-Ski, K2-Snowboards, Ride Snowboards and Tubbs Snowshoes
(18)	(Business Name) Pure Fishing Canada
(19)	(Business Names) Canadian Coleman, Canadian Coleman Company, Coleman, Jarden Consumer Solutions, Rival, Rival of Canada, Sevylor, Sevylor Canada, Stearns, Stearns Canada, Sunbeam, Sunbeam Canada, The Holmes Group